October 18, 2001

Emmis Communications Corporation
40 Monument Circle, Suite 700
Indianapolis, Indiana  46204

Dear Sirs:

We are  acting as  counsel  to Emmis  Communications  Corporation,  an  Indiana  corporation  (the  "Company"),  in connection  with the  registration  by the  Company  of shares of the  Company's  Class A Common  Stock,  par value
$.01 per  share (the "Common  Stock") to be sold by the Company in connection  with certain of the  Company's  2001
Equity Incentive Plan (the "Plan").  The Common Stock is the subject of a Registration  Statement,  as amended (the
"Registration Statement") filed by the Company on Form S-8 under the Securities Act of 1933, as amended.

We have examined  photostatic  copies of the Company's Second Amended and Restated  Articles of  Incorporation  and
Amended  and  Restated  Bylaws,  corporate  records  and such other  documents  and  instruments  as we have deemed necessary to enable us to render the opinion set forth below.  We have assumed the  conformity  to the originals of all documents submitted to us as photostatic  copies, the authenticity of the originals of such documents,  and the genuineness of all signatures appearing thereon.

Based upon and subject to the  foregoing,  it is our opinion that the Common Stock has been duly  authorized by all necessary  corporate  action  of the  Company  and  upon  issuance  and  delivery  of  such  shares  in the  manner contemplated by the Plan and payment of legal  consideration  for such shares in an amount  determined by the board of  directors  under  Indiana law to be adequate at the time of sale,  such shares of Common  Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any  jurisdiction  other than the federal laws of the United  States and the laws of the State of Indiana  and,  therefore,  this  opinion is limited to such laws of those  jurisdictions.  Our  opinion is  rendered  only with  respect to the laws,  and the rules,  regulations  and orders under them, that are currently in effect.

We consent to the filing of this  opinion as an exhibit to the  Registration  Statement on Form S-8 filed under the
Securities  Act of 1933 relating to the Common Stock.  In giving such consent,  we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ BOSE McKINNEY & EVANS LLP
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BOSE McKINNEY & EVANS LLP